SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

RUBY GROWTH CORPORATION

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(Name of Registrant as Specified In Its Articles)

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Ruby Growth Corporation

c/o Nautilus Global Partners

700 Gemini, Suite 100, Houston, TX 77056

INFORMATION STATEMENT

We are not asking you for a proxy and you are

requested not to send us a proxy

Summary

This Information Statement is being furnished to the holders of outstanding Ordinary Shares, par value $0.001 per share, of Ruby Growth Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company”), as of December 23, 2008 (the "Record Date"), in connection with the following actions:

1.

An amendment to the Company's Memorandum and Articles of Association (together, the “Articles”) to consolidate and increase (the “Consolidation”) the share capital of the Company from US$51,000 divided into 50,000,000 Ordinary Shares of US$0.001 par value each and 1,000,000 Preference Shares of US$0.001 par value each to US$213,583.33 divided into 100,000,000 Ordinary Shares of US$0.0017087 par value each and 25,000,000 Preference Shares of US$0.0017087 par value each, with such additional shares having the rights and privileges and being subject to the restrictions as determined from time to time by the Company’s Board of Directors.

The Consolidation will be effected as follows:

(i)

The consolidation of 50,000,000 Ordinary Shares of US$0.001 par value each into 29,262,583 Ordinary Shares of US$0.0017087 par value each;

(ii)

The consolidation of 1,000,000 Preference Shares of US$0.001 par value each into 585,252 Preference Shares of US$0.0017087 par value each;

(iii)

The creation of 70,737,417 Ordinary Shares with a par value of US$0.0017087 par value each;

(iv)

The creation of 24,414,748 Preference Shares with a par value of US$0.0017087 each and the following rights; and

2.

An amendment to the Articles changing the name of the Company from Ruby Growth Corporation to “IPKV Holdings, Inc.;” and

3.

The de-registration of the Company as a Cayman Islands exempted company incorporated and registered with limited liability and a share capital and the registration by continuation of the Company as a Delaware corporation, created through the filing of Delaware Certificate of Incorporation in the form attached hereto as Exhibit A.

YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THESE MATTERS. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

This Information Statement is first being sent to shareholders on or about January 8, 2009.

Record Date

The Company’s Board of Directors on December 4, 2008, adopted, by unanimous written consent, resolutions (i) recommending the amendments to the Company’s Articles to affect the changes listed above, and (ii) calling an extraordinary general meeting of the holders of Ordinary Shares of the Company as of the close of business on November 15, 2008 (the “Record Date”) on January 5, 2009. On December 23, 2008, the Company’s Board of Directors adopted, by unanimous written consent, resolutions (i) recommending that the Company reorganize by de-registering in the Cayman Islands and registering by way of continuation as a Delaware corporation, (ii) changing the Record Date from November 15, 2008 to December 23, 2008 and (iii) changing the date of the extraordinary general meeting of the holders of Ordinary Shares of the Company from January 5, 2009 to January 28, 2009.

Pursuant to the laws of the Cayman Islands, approval of the foregoing resolutions requires the approval by two thirds of the shareholders who vote at a general meeting. The Company’s Board of Directors has scheduled an extraordinary general meeting, but is not soliciting proxies in connection with the meeting since one of the Company’s shareholders, holding approximately 78% of the issued and outstanding Ordinary Shares, has indicated to the Company that it intends to vote for the approval of the above proposals. Accordingly, the Company is not soliciting proxies in connection with the meeting and is providing this Information Statement for information purposes only.

Voting Securities

The voting securities of the Company are its Ordinary Shares, of which 50,000,000 shares are authorized and 1,281,500 of which were issued and outstanding as of December 23, 2008. All outstanding Ordinary Shares are entitled to one vote on each matter submitted for voting by the shareholders.

Security ownership of certain beneficial owners

The following table sets forth, as of December 23, 2008, the number of Ordinary Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
David Richardson*	50,500 (1)	3.9%
Joseph Rozelle*	0	0.0%
Access America Fund, LP 11200 Westheimer, Suite 508 Houston, TX 77042	1,000,000 (2)	78.0%
Mid-Ocean Consulting Limited 5 Governor’s Cay Sandy Port, Nassau Bahamas	50,000	3.9%
All Officers and Directors as a group (2 individuals)	50,500	3.9%

* The address of Messrs. Richardson and Rozelle is c/o Nautilus Global Business Partners, 700 Gemini, Suite 100, Houston, Texas 77058.

(1) Includes 50,000 shares held by Mid-Ocean Consulting Limited. Mr. Richardson is the owner and the President and CEO of Mid-Ocean Consulting Limited and has voting and investment control over such shares. Also includes, 500 shares held by Mr. Richardson's wife.

(2) Joseph Rozelle, the Company’s Chief Executive Officer is also an employee of Access America Fund, LP, a Delaware limited liability company. Access America Fund acquired its shares from Nautilus Global Partners, LLC pursuant to a securities purchase agreement.

PROPOSAL NO. 1

AMENDMENT TO MEMORANDUM AND ARTICLES TO CONSOLIDATE AND INCREASE THE COMPANY’S SHARE CAPITAL

Access America Fund, L.P. (“AAI”), holder of 78% of the outstanding Ordinary Shares has indicated to the Company that it intends to vote in favor of the Amendments to the Company’s Articles. Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only.

Reasons for Amendments

The Company’s Board of Directors believes that the proposed amendments to the Company’s share capital will make the Company’s share capital structure more attractive to prospective business venture partners in the event the Company is able to identify one or more business opportunities. The Company is currently in negotiations with one potential acquisition candidate, but no assurances can be given it will be able to reach definitive terms, enter into any definitive agreement and/or effectuate a transaction with such entity. The Company was formed for the purpose of acquiring, through a share exchange, asset acquisition or similar business combination an operating business and the Board of Directors considers the Company’s current share capital to be insufficient for the Company to meet various needs that may arise from time to time in the future. The Board of Directors believes that increasing the Company’s share capital will provide the Company with greater flexibility to pursue acquisition candidates and to take other actions to enhance shareholder value. The Board of Directors believes that the consolidation and increase in the Company’s share capital will provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, share sales, grants or awards under future management incentive and employee benefit plans and programs, share splits or share dividends and other general corporate purposes.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because there is no trading in our shares, we do not expect a change in the market price of our Ordinary Shares.

As result of the consolidation and increase in share capital, the par value of the Company’s Ordinary Shares and Preference Shares will change from US$0.001 to US$0.0017087 per share and the Company’s authorized share capital will be increased to 100,000,000 Ordinary Shares and 25,000,000 Preference Shares.

As of December 23, 2008, there were 1,281,500 Ordinary Shares outstanding and no Preference Shares outstanding.

Ordinary Shares

Each additional Ordinary Share and Preference Share authorized by the Amendment to the Company's Articles will have the same rights and privileges as each such share currently authorized or outstanding.

Holders of Ordinary Shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of Ordinary Shares do not have cumulative voting rights. Holders of Ordinary Shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Ordinary Shares are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Ordinary Shares have no preemptive rights to purchase Ordinary Shares. There are no conversion or redemption rights or sinking fund provisions with respect to the Ordinary Shares.

Authorized but unissued Ordinary Shares may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by applicable law.

Preference Shares

The designations, rights and preferences of the Company’s Preference Shares shall be determined from time to time by the Company’s Board of Directors.

PROPOSAL NO. 2

AMENDMENT TO MEMORANDUM AND ARTICLES TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company adopted a resolution to recommending that the shareholders adopt a resolution changing the name of the Company from Ruby Growth Corporation to “IPKV Holdings, Inc.” AAI, which beneficially owns 78% of the issued and outstanding Ordinary Shares, has confirmed its intention to vote its shares in favor of the proposal.

Reasons for Approving the Name Change

The primary purpose of the name change is to better represent the Company’s proposed business. The Company’s Board of Directors has entered into non-binding negotiations pursuant to which the Company may acquire all of the issued and outstanding capital share of a company engaged in the business of acquiring and monetizing intellectual property assets. Because of this potential change in the overall direction in the corporation’s business, the Board of Directors has determined to change the Company’s name.

Certificates for the Company’s Ordinary Shares that recite the name “Ruby Growth Corporation” will continue to represent shares in the Company after the effective date of the amendment.

The forgoing amendments to the Company’s Memorandum and Articles of Association will be effective upon filing of the Memorandum and Articles of Association in the Cayman Islands, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

PROPOSAL NO. 3

DE-REGISTRATION OF THE COMPANY AS A CAYMAN ISLANDS EXEMPTED COMPANY WITH LIMITED LIABILITY AND A SHARE CAPITAL AND REGISTRATION BY WAY OF CONTINUATION OF THE COMPANY AS A DELAWARE CORPORATION

The Board of Directors of the Company adopted a resolution recommending that the shareholders adopt a resolution approving the de-registration of the Company as a Cayman Islands exempted company incorporated and registered with limited liability and a share capital and the registration by continuation of the Company as a Delaware corporation (the “Reincorporation”), created by filing with the Secretary of State of Delaware a Certificate of Incorporation in substantially the form attached hereto as Exhibit A (the “Certificate of Incorporation”). AAI, which beneficially owns 78% of the issued and outstanding Ordinary Shares of the Company has confirmed its intention to vote its shares in favor of the Reincorporation and in favor of approving the Certificate of Incorporation.

Reasons for Approving the Reincorporation in Delaware

The Company’s Board of Directors believes that the Reincorporation will give the Company a greater measure of flexibility, simplicity and certainty in corporate governance than is available under the Companies Law of the Cayman Islands and may, if the Company’s shares eventually trade, increase any then marketability of the Company's shares. In addition, as noted above, the Board of Directors has entered into negotiations with a potential acquisition candidate. Since this candidate is domiciled within the United States, the Board of Directors believes that reincorporation to a United States domicile will provide the Company with greater flexibility with respect to a potential transaction with such United States domiciled entity. The Board of Directors believes that the Delaware General Corporation Law affords a flexible and modern basis for corporate action, including the ability to grant options to its directors, officers and employees. The Company believes Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to the Company's corporate legal affairs. The Company believes a large body of case law has developed, decided by a judiciary of corporate specialists, interpreting Delaware law in the corporate field. For these reasons, the Board of Directors believes that the Company’s future business and affairs can be conducted to better advantage if the Company is able to operate under Delaware law.

Method for Effecting the Reincorporation

The Reincorporation will be effected by filing with the Secretary of State of the State of Delaware the Certificate of Incorporation and a Certificate of Conversion, which is expected to occur no sooner that 20 calendar days after the mailing hereof.  Upon the effective time of the Certificate of Conversion, the Company shall be converted into a Delaware corporation subject to the General Corporation Law of the State of Delaware.

Effect of the Reincorporation

Upon the effective date of the Certificate of Conversion, all of the issued and outstanding Ordinary Shares of the Company shall automatically be converted into shares of common stock of the Delaware corporation, having a par value of $0.001 per share. The name of the Company in Delaware will be “IPKV Holdings, Inc.” and its authorized capital stock shall consist of 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 25,000,000 shares of preferred stock, $0.001 per share (the “Preferred Stock”). The principal rights of holders of the shares of Common Stock will be substantially similar to the principal rights of holders of the Company’s ordinary shares.

The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing proposals will vote in favor of their adoption. Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance. The Company is not seeking your proxy and you are requested not to send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

Exhibit A

CERTIFICATE OF INCORPORATION

OF

IPKV HOLDINGS, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purpose hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), does hereby certify:

FIRST:

The name of the corporation is IPKV HOLDINGS, INC.

SECOND:

The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

THIRD:    The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The Corporation shall have authority to issue one hundred million (100,000,000) shares of common stock (the “Common Stock”), One Tenth of One Cent ($0.001) par value per share, amounting in the aggregate to One Hundred Thousand Dollars ($100,000), and twenty-five million (25,000,000) shares of preferred stocks (the “Preferred Stock”), $0.001 par value per share, amounting in the aggregate to Twenty-Five Thousand Dollars ($25,000).

The powers, preferences and rights, and the qualifications, limitations and restrictions of the Corporation's Common Stock and Preferred Stock are as follows:

(a)

holders of the Corporation's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, are not redeemable and have no preemptive or similar rights; and holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation's stockholders.

(b)

The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the

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issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

FIFTH:

The name and mailing address of the incorporator is: __________

SIXTH:

The Corporation shall have the power to indemnify and advance expenses to any person to the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or as it may hereafter be amended. The indemnification and advancement of expenses provided by this provision shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to persons who have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

SEVENTH:

 To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or as it may hereafter be amended, no director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH:

The Corporation is to have perpetual existence.

NINETH:

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

TENTH:

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

ELEVENTH:

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

[SIGNATURE PAGE TO FOLLOW]

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I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ___th day of December 200_.

_                                  __

Name:

Title:

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